                                                                    Exhibit 11.1

                            ML MACADAMIA ORCHARDS, L.P.
               COMPUTATION OF NET INCOME PER CLASS A UNIT (UNAUDITED)
                        (in thousands, except per unit data)

                                                         FOR THE QUARTERS ENDED
                                                                MARCH 31,
                                                       ------------------------
                                                           1999         1998
                                                       -----------   ----------
Net income                                             $      541   $       669

Class A Unitholders (ownership percentage)                 x   99%       x   99%
                                                       -----------   ----------

Net income allocable to Class A Unitholders            $      536   $       662
                                                       -----------   ----------
                                                       -----------   ----------


Class A Units outstanding                                   7,500         7,500
                                                       -----------   ----------
                                                       -----------   ----------

Net income per Class A Unit                            $     0.07   $      0.09
                                                       -----------   ----------
                                                       -----------   ----------


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